EXHIBIT 99.1

General Employment Acquires Atlanta IT Staffing & Consulting Firm Agile Resources

Accretive Acquisition Adds Strong EBITDA & Revenue Growth Plus Recruiting & Sales Talent in the Fast Growing Information Technology Staffing Services Sector

NAPERVILLE, IL, ---August 3, 2015-- General Employment Enterprises, Inc. (NYSE MKT: JOB) ("the Company" or "General Employment") a provider of specialty staffing services and solutions today announced that it has acquired Atlanta based Agile Resources, Inc. ("Agile"), a leading provider of information technology (IT) staff augmentation and consulting services. Under the terms of the sale and purchase agreement, General Employment acquired one hundred percent (100%) of Agile common stock for consideration including cash, stock and seller financing. Agile is now a wholly owned subsidiary of the Company. Additional terms of the transaction were not disclosed. The transaction was consummated after the close of business on Friday, July 31, 2015. Tricia Dempsey, the Founder, Chief Executive Officer (CEO) and President of Agile will continue leading the organization as its President and help General Employment accelerate the growth in its IT staffing and IT solutions division.

Agile Transaction Expected to Greatly Enhance Profitability of General Employment With High Gross and EBITDA Margins and Attractive Bill Rates

The acquisition of Agile is expected to be accretive to the Company's earnings per share and projected to generate significant earnings before interest, taxes, depreciation and amortization (EBITDA) and additive to revenue with anticipated continued top-line strong growth prospects. Additionally, if General Employment has taxable income post acquisition, it may realize future cash tax savings over the next fifteen (15) years from the stock purchase being treated as an asset sale through an anticipated election by the Company under Section 338 (h) 10 of the Internal Revenue Code. Agile historically has demonstrated the ability to grow revenue rapidly, achieve high gross and EBITDA margins , obtain an outstanding average bill rate and generate strong cash flow with a low average days sales outstanding (DSO) for accounts receivable. The Company expects that the superb historical financial performance of Agile will continue and anticipates that its growth will accelerate post-acquisition under Ms. Dempsey's leadership. Additional investments made in recruiting and sales talent that she put in place during the latter part of 2015 combined with the additional resources and support Agile will receive from General Employment will allow for this growth.

Agile Acquisition Brings Additional Human Capital Resources to the Company, Increases Its Breadth and Depth of IT Service Offerings Plus Expands General Employment's Geographic Footprint into the High Demand Atlanta Market

Privately-held Agile was founded by Ms. Dempsey in 2003 and provides innovative IT staffing solutions and IT consulting services ranging from legacy platforms to emerging technologies to a diversified client base across many industry verticals. Agile has a sophisticated recruiting and delivery engine and utilizes state-of-the-art technology to deliver top talent with a faster time to market. It delivers CIO advisory services and IT project support resources in the areas of application architecture and delivery, enterprise operations, information lifecycle management and project management all with flexible delivery options. The staffing alternatives include the provision of contract IT professionals, contract-to-permanent and permanent placement in addition to providing IT solutions for project work including statement-of-work (SOW) engagements on a time-and-materials (T&M) basis. Agile's IT staffing solutions include providing professionals with expertise in the areas of .Net, sharepoint, enterprise resource planning (ERP), software engineering, database support (Microsoft SQL, Oracle, Sybase & Informix), legacy systems support, data analytics, cloud migration, big data, cyber-security, health IT, network and help-desk support and mobile applications. Agile, with its vast array of high-end IT staffing services and solutions offerings, provides General Employment entry into the high-demand greater Atlanta marketplace where the spend for IT staffing services and solutions is estimated to be approximately $850 million for 2015, according to Staffing Industry Analysts. Additionally, the Company now has the opportunity to leverage this added service capability to clients in other markets and throughout its network of offices.

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Agile is an Award Winning Fast Growth IT Staff Augmentation and Consulting Firm

Since its founding in 2003, the 12 year old firm has experienced tremendous growth in IT staffing services and consulting. From 2008- 2011, Agile had tremendous growth of over 400 percent (400%) and was named the number three (#3) fastest growing staffing firm in the nation and in 2012 it was named a two-time winner of the fastest growing staffing firms in the nation as recognized by Staffing Industry Analysts. Agile was also recognized as a fast growth organization through inclusion in the Inc. 5000 compiled by Inc. Magazine and it was named a top ten contingency staffing firm in Atlanta by the Atlanta Business Chronicle. In 2014, Ms. Dempsey served as President of "Women in Technology" and was recognized as the " Small Business Person of the Year" by the Greater North Fulton Chamber of Commerce. The organization has received accolades for its signature philanthropic event "Agile on the Green" golf tournament which raised significant funds for breast cancer research over the years in partnership with Susan G. Komen in addition to Ms. Dempsey's service to the charity as a member of its Atlanta Board.

Management Comments

"We are thrilled to join forces with General Employment. Getting in on the ground floor and working under a visionary leader like CEO Derek Dewan from whom I could learn was an important factor in the selection of an organization to combine with. His previous track record of building a highly successful publicly traded, world-class, multi-billion dollar staffing organization (AccuStaff/MPS Group) validated my decision," said Tricia Dempsey, President of Agile. Dempsey further stated, " The Company's focus on outstanding client service and taking good care of its employees are compatible with the Agile culture. The strategic growth strategy of the Company, which includes the expansion of its geographic footprint and to increase the depth and breadth of its service offerings, will benefit our customers, contract professionals and other employees."

Derek Dewan, Chairman and CEO of General Employment said," The acquisition of Agile brings to General Employment a highly profitable and fast growth IT staff augmentation and consulting organization that provides outstanding client service and is led by a dynamic individual and growth-oriented executive . Tricia has done a great job growing and managing the business. In addition, we are fortunate that she brings a dedicated and seasoned recruiting and sales team to our Company who have significant expertise across a broad spectrum of IT staffing solutions. The performance measurement tools, recruiting processes and go-to-market sales methodology utilized by Agile are best of breed and we will share these with our leadership group and include them among our best practices." Dewan commented further, "The acquisition also fits within our strategic growth strategy which includes expansion of our IT staff augmentation and solutions presence into key markets where there is significant spending for IT staffing services. Staffing Industry Analysts estimates the entire U. S. market spend for IT staffing at $ 28 billion for 2015 and we are growing our Company's geographic footprint to better serve our national clients in more key markets with a broader and deeper breadth of IT service offerings. We welcome the entire Agile team to the General Employment family and are excited that they will assist the Company in reaching its goals while furthering their careers."

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About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. was incorporated in the State of Illinois in 1962, is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions, and light industrial staffing services through the names of General Employment, Ashley Ellis, Triad and Omni-One. Also, in the healthcare sector, General Employment through its Scribe Solutions brand staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

General Employment Enterprises, Inc.

Andrew J. Norstrud, 813.803.8275

invest@genp.com

SOURCE: General Employment Enterprises, Inc.

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